Exhibit 10.1

HealthLynked Corp.

NOTES AND WARRANT PURCHASE AGREEMENT

THIS NOTES AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of September 19, 2024 by and between HEALTHLYNKED CORP., a Nevada corporation (the “Company”), and the Mary S. Dent Gifting Trust (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Convertible Notes and Warrant.

1.1 Sale and Issuance of Convertible Notes. On the terms and subject to the conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Investor at the Closing, senior secured convertible promissory notes substantially in the form attached hereto as Exhibit A (the “Convertible Notes”) in the combined principal amount of Nine Hundred Thousand Dollars and Two Cents ($900,000.02),as detailed in Exhibit D hereto, at a purchase price for a purchase price equal to the Original Principal Amount less any original issue discounts and fees (the “Purchase Price”).

1.2 Sale and Issuance of Warrant. In connection with the Convertible Notes issued to the Investor, the Company shall issue to such Investor a warrant to purchase 9,259,258 shares of its Common Stock pursuant to the terms therein (the “Warrant”), in substantially the form attached hereto as Exhibit B.

1.3 Closing.

(a) The purchase and sale of the Convertible Notes shall take place as of the date of this Agreement remotely via electronic exchange of signature pages (the “Closing”). At the Closing, the Company shall deliver to the Investor (i) Convertible Notes being purchased by the Investor, against payment of the Purchase Price therefor by wire transfer of immediately available funds to a bank account designated by the Company and (ii) the Warrant.

(b) Additionally, at the Closing, the Company and the Investor shall enter into the Security Agreement, substantially in the form attached hereto as Exhibit C (the “Security Agreement”), to secure the Company’s obligations under the Convertible Notes. This Agreement, the Convertible Notes, the Warrant, and the Security Agreement are collectively referred to herein as the “Transaction Documents.”

1.4 Use of Proceeds. The Company shall use the proceeds from the sale of Convertible Notes hereunder for working capital and general corporate purposes.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations and warranties are true and correct as of the Closing; provided, that, all references to the Company in this Section 2 shall be deemed to refer to the Company and its subsidiaries, to the extent applicable (other than with respect to the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, and 2.6):

2.1 Organization, Good Standing and Qualification. The Company and its subsidiaries are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have all requisite corporate power and authority to carry on their respective businesses as now conducted and as proposed to be conducted. The Company and its subsidiaries are each duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to result in a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean any event, occurrence, fact, condition or change that materially and adversely affects the assets, properties, condition (financial or otherwise), operating results, or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted in the Company’s business plan), provided that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; or (iii) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, or any natural or man-made disaster or acts of God, unless in the case of (i)-(iii) above, such event, occurrence, fact condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

(a) Preferred Stock. 20,000,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), 2,750,000 of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation of Preferences”).

(b) Common Stock. 500,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), 281,947,151 shares of which are issued and outstanding, 157,048,667 shares of which are reserved for future issuance upon the exercise of outstanding options, warrants, unvested employee grants, common stock issuable, and Preferred Stock.

(c) Valid Issuance. The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(d) Other Rights. Except as disclosed in any report, schedules, forms, statements and other documents filed by the Company with the SEC under the Act and the Exchange Act of 1934, including pursuant to Section 13(a) or 15(d) thereof (the “SEC Documents”), (i) there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock and (ii) the Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement constitutes, and upon execution and delivery by the Company, the Transaction Documents will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4 Valid Issuance of Convertible Notes. The Convertible Notes and the Warrant that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Convertible Notes and the Warrant and under applicable state and federal securities laws or liens or encumbrances created by or imposed by the Investor. In the event the Convertible Notes is converted for capital stock of the Company pursuant to its terms, the capital stock issuable upon conversion will be duly and validly reserved for issuance as of the time of conversion, and will be, upon issuance in accordance with the terms of the Company’s Amended and Restated Articles of Incorporation, as amended from time to time, duly and validly issued, fully paid, and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Convertible Notes and the Warrant and under applicable state and federal securities laws.

2.5 Governmental Consents. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except filings pursuant to Regulation D of the Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.6 Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement and subject to the filings described in Section 2.5 the offer, sale and issuance of the Convertible Notes and the Warrant and any shares of Common Stock issuable upon the exercise and conversion thereof, as contemplated by this Agreement are exempt from the registration requirements of the Act and will not result in a violation of the qualification or registration requirements of, and will be otherwise in compliance with applicable federal and state securities laws.

2.7 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Amended and Restated Articles of Incorporation or bylaws. The Company is not in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, the violation or default of which would reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of Transaction Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any material assets of the Company (other than as contemplated by this Agreement) or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, in each case that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

2.8 Corporate Documents. The Company’s Amended and Restated Articles of Incorporation and bylaws are in the forms provided to the Investors immediately prior to the Closing.

3. Representations and Warranties of the Investors. The Investor, hereby represents and warrants to the Company that:

3.1 Authorization. The Investor has full power and authority to enter into this Agreement and the Security Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. The Convertible Notes to be received by the Investor and the securities issuable upon conversion thereof and the Warrant and the shares issuable upon the exercise thereof (collectively, the “Securities”) are being acquired for investment for the Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3 Accredited Investor. The Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D as presently in effect.

3.4 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. THE INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS OR ITS INVESTMENT. The Investor understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. The Investor has no immediate need for liquidity in connection with this investment and does not anticipate that the Investor will be required to sell his, her or its Securities in the foreseeable future.

3.5 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

(b) Any legend required by the bylaws of the Company or applicable state securities laws.

4. Conditions to Investors’ Obligations at Closing. The obligations of the Investor under Section 1.1 of this Agreement with respect to the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, any one or more of which may be waived, in whole or in part, by the Investor:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing.

4.2 Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Convertible Notes.

4.3 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.4 Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Convertible Notes and the Warrant shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

4.5 Proceedings and Documents. All corporate and other proceedings, including, without limitation, all board and stockholder consents, in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.6 Convertible Notes and Warrant. The Company shall have delivered executed Convertible Notes to the Investor at the Closing in the aggregate principal amount of Nine Hundred Thousand Dollars and Two Cents ($900,000.02) and a Warrant to purchase 9,259,258 shares of Common Stock.

4.7 Security Agreement. The Company and the Investor shall have entered into the Security Agreement.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to the Investor with respect to the Closing hereunder are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing.

5.2 Payment of Purchase Price. The Investor shall have delivered the Purchase Price to the Investor in accordance with this Agreement.

5.3 Security Agreement. The Company and the Investor shall have entered into the Security Agreement.

5.4 Permits, Qualifications and Consents. All permits, authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. Miscellaneous.

6.1 Original Issue Discount. The Original Principal Amount of the Note shall have an original issue discount of 5% that the Investor shall be entitled to deduct from the gross proceeds of the original Principal Amount when the Note is issued.

6.2 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

6.3 Limitation on Issuance of Additional Indebtedness. While any Convertible Notes are outstanding, the Company shall not issue other indebtedness for borrowed money, whether secured or unsecured, without the written consent of the Investor.

6.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided, however, that the Company may not assign or delegate any of its rights or duties hereunder without the prior written consent of the Investor. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.5 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state or federal courts located in the State of Nevada, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

6.6 Waiver of Right to Jury Trial. THE INVESTOR AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8 Notices. All notices, requests, demands, consents and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when received at the applicable email address set forth below when sent by email, (c) one day after deposit with Federal Express or similar overnight courier service or (d) three days after being mailed by first class mail, return receipt requested. Notices, demands and communications shall be sent to the parties at their applicable addresses set forth under their respective signature pages to this Agreement or to such other addresses as specified by prior written notice to the sending party. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Clayton Parker, Esq., K&L Gates LLP, 200 South Biscayne Boulevard, Suite 3900, Miami, FL 33131; Email: clayton.parker@klgates.com.

6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of the Convertible Notes purchased under this Agreement at the time outstanding, each future holder of such Convertible Notes, and the Company.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 Further Assurances. The Investor and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

6.12 Conflicts. In the event of any conflict between the provisions of the Convertible Notes and this Agreement, the provisions of the Convertible Notes shall govern.

6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

HealthLynked Corp.

By:	/s/ David Rosal
Name:	David Rosal
Title:	CFO

Address:	1265 Creekside Parkway, Suite 302, Naples FL 34108
Attn: David Rosal
Email: drosal@healthlynked.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

The Mary S. Dent Gifting Trust

By:	/s/ Dr. Michael Dent
Name:	Dr. Michael Dent
Title:	Trustee

Address:	28861 Cavell Terrace Naples, FL 34119
Attn: Dr. Michael Dent, Trustee
Email: mdent1@comcast.net

EXHIBIT A
FORM OF CONVERTIBLE NOTES

A-1

EXHIBIT B
FORM OF WARRANT

B-1

EXHIBIT C
FORM OF SECURITY AGREEMENT

C-1

EXHIBIT D
DETAIL OF CONVERTIBLE NOTES

		5%
	Amount	Original Issue	Note
Cash Advance Date	Advanced	Discount	Principal

07/10/24	$35,000.00	$1,842.11	$36,842.11
07/16/24	$10,000.00	$526.32	$10,526.32
07/16/24	$70,000.00	$3,684.21	$73,684.21
07/19/24	$20,000.00	$1,052.63	$21,052.63
07/30/24	$100,000.00	$5,263.16	$105,263.16
08/14/24	$120,000.00	$6,315.79	$126,315.79
08/20/24	$100,000.00	$5,263.16	$105,263.16
08/28/24	$50,000.00	$2,631.58	$52,631.58
09/04/24	$150,000.00	$7,894.74	$157,894.74
09/10/24	$200,000.00	$10,526.32	$210,526.32

Total	$855,000.00	$45,000.02	$900,000.02

D-1